UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant
(a)
On March 25, 2015, Grant Thornton LLP notified Essex Rental Corp. (the “Company”) that it intended to resign as the Company’s independent registered public accounting firm effective upon the earlier of Grant Thornton LLP’s completion of interim review procedures related to the period as of and for the three months ending March 31, 2015 or the Company’s Audit Committee appointing new auditors.
The reports of Grant Thornton LLP on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 and 2013 did not, and the report of Grant Thornton LLP on the consolidated financial statements for the year ended December 31, 2014 is not expected to, contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim period through March 25, 2015, there have been no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the matter in its reports on the financial statements for such years. During the Company's two most recent fiscal years and subsequent interim period through March 25, 2015, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except that Company management reported the existence of material weaknesses in the Company's annual and quarterly reports on Forms 10-K and 10-Q for the fiscal years ended December 31, 2008 through 2014, and for each of its fiscal quarters between and including the fiscal quarter ended March 31, 2009 and December 31, 2014.
The Company provided a copy of the foregoing disclosures to Grant Thornton LLP and requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton LLP agrees with the above statements. A copy of Grant Thornton LLP’s letter, dated March 30, 2015 is filed as Exhibit 16.1 to this Form 8-K.
The Company will begin the process of selecting a new independent registered public accounting firm as soon as practicable.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP, dated March 30, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: March 30, 2015	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer